UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.                   )

_______________________________

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Belpointe PREP, LLC
(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials.

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Dear Fellow Unitholders:

Please join us for Belpointe PREP, LLC’s (“Belpointe PREP’s”) annual meeting (the “Annual Meeting”) of unitholders on Friday, February 3, 2023, at 3:00 p.m. at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our unitholders, we ask that unitholders who plan to attend the annual meeting in person please contact Belpointe PREP’s Investor Relations Department at 1-833-828-2721 or via email at IR@belpointeoz.com.

Attached to this letter is a notice of Annual Meeting of unitholders and proxy statement, which describe the business to be conducted at the meeting. We urge you to read the accompanying materials regarding the matters to be voted on at the Annual Meeting and to submit your voting instructions by proxy.

Whether or not you plan to attend the meeting, your vote is important to us. You may vote your Class A units by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or you may vote in person at the Annual Meeting. We encourage you to vote by proxy by Internet, by telephone or by proxy card even if you plan to attend the Annual Meeting. By doing so, you will ensure that your Class A units are represented and voted at the Annual Meeting.

Thank you for your continued support of Belpointe PREP, LLC.

/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer

Belpointe PREP, LLC

255 Glenville Road
Greenwich, Connecticut 06831

NOTICE OF ANNUAL MEETING OF UNITHOLDERS

February 3, 2022

To the Unitholders of Belpointe PREP, LLC:

Notice is hereby given that the Annual Meeting of Unitholders (the “Annual Meeting”) of Belpointe PREP, LLC will be held on February 3, 2023 at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, at 3:00 p.m. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our unitholders, we ask that unitholders who plan to attend the annual meeting in person please contact Belpointe PREP’s Investor Relations Department at 1-833-828-2721 or via email at IR@belpointeoz.com. In these proxy materials, we refer to Belpointe PREP, LLC as the “Company,” “we,” “us” or “our.”

The Annual Meeting will be held for the following purposes:

1.	To elect two Class I directors to serve until their successors are elected or appointed and qualified or until their earlier resignation, removal, incapacity or death;

2.	To ratify the appointment of Citrin Cooperman & Company, LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2022; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors of the Company has fixed the close of business on December 8, 2022 as the record date for determining the unitholders having the right to vote at the Annual Meeting or any adjournment thereof. A list of such unitholders will be available for examination by unitholders for any purpose germane to the Meeting during ordinary business hours at the offices of the Company at 255 Glenville Road Greenwich, Connecticut 06831, during the ten days prior to the Annual Meeting.

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials over the Internet, we are mailing to most of our unitholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the proxy materials. The Notice contains instructions on how to access our proxy materials over the Internet and how to submit a proxy via the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials.

Your vote is very important! Whether or not you plan to participate in the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible.

You will find instructions on how to vote beginning on page 7. Most unitholders vote by proxy and do not attend the Annual Meeting in person. However, as long as you were a unitholder at the close of business on December 8, 2022, you have the right to vote on the proposals being presented at the Annual Meeting, and as such you are invited to attend the Annual Meeting in person, or to send a representative.

By Order of the Board of Directors

/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer

Greenwich, Connecticut

December 19, 2022

Important Notice Regarding the Availability of Proxy Materials for the Unitholder Annual Meeting to be Held on February 3, 2023: These proxy materials are available on the Internet at http://onlineproxyvote.com/OZ/. On this site, you will be able to access our proxy materials and our 2021 Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and all amendments or supplements to the foregoing materials that are required to be furnished to our unitholders.

Belpointe PREP, LLC

255 Glenville Road
Greenwich, Connecticut 06831

PROXY STATEMENT

FOR

ANNUAL MEETING OF UNITHOLDERS

February 3, 2023

Meeting Details

The enclosed proxy is being solicited on behalf of the Board of Directors (the “Board”) of Belpointe PREP, LLC (the “Company” “we,” “us,” or “our”) for use at the Annual Meeting of Unitholders (the “Annual Meeting”) to be held on February 3, 2023 at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, at 3:00 p.m., or at such other time and place to which the Annual Meeting may be adjourned. Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our unitholders, we ask that unitholders who plan to attend the annual meeting in person please contact Belpointe PREP’s Investor Relations Department at 1-833-828-2721 or via email at IR@belpointeoz.com.

A list of unitholders entitled to vote at the Annual Meeting will be available for examination by unitholders for any purpose germane to the Annual Meeting during ordinary business hours at the offices of the Company at 255 Glenville Road Greenwich, Connecticut 06831, during the ten days prior to the Annual Meeting.

Voting by Proxy or In Person

Execution and return a proxy will not affect your right to subsequently attend the Annual Meeting and to vote in person. Any unitholder executing a proxy retains the right to revoke that proxy at any time prior to exercise at the Annual Meeting. A proxy may be revoked by (i) delivery of written notice of revocation to the Company’s Corporate Secretary, by following the instructions given for changing your vote via the Internet or by telephone, (ii) execution and delivery of a later proxy, or (iii) attending the Annual Meeting and voting your Class A units in person. If you attend the Annual Meeting and vote in person by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted. A proxy, when executed and not revoked, will be voted in accordance with the instructions set forth therein. In the absence of specific instructions, proxies will be voted by those named in the proxy “FOR” the election as directors of those nominees named in this proxy statement, “FOR” the approval of each of the other proposals described in this proxy statement, and in accordance with their best judgment on all other matters that may properly come before the Annual Meeting. The form of proxy provides a method for unitholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked “FOR.” If you wish to withhold authority to vote for all nominees, check the box marked “WITHHOLD.” If you wish your Class A units to be voted for some nominees and not for one or more of the others, check the box marked “FOR” and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

Record Date

Only unitholders of record at the close of business on December 8, 2022, are entitled to notice of, and to vote at, the Annual Meeting. The unit transfer books of the Company will remain open between the record date and the date of the Annual Meeting. On the record date of December 8, 2022, the Company had 3,454,449 Class A units, 100,000 Class B units and one Class M unit outstanding.

Quorum Requirements and Voting Rights

The presence at the Annual Meeting, in person or by proxy, of holders of units representing one-third of the voting power outstanding as of the record date shall constitute a quorum. Each Class A unit entitles the record holder thereof to one vote on any and all matters submitted for the consent or approval of unitholders generally. Each Class B unit entitles the record holder thereof to one vote on any and all matters submitted for the consent or approval of unitholders generally. The Class M unit entitles the record holder thereof to that number of votes equal to the product obtained by multiplying (i) the sum of the of the aggregate number of outstanding Class A units plus the aggregate number of outstanding Class B units, by (ii) 10, on any and all matters submitted for the consent or approval of unitholders on which the holder of the Class M unit has a vote. All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a matter has been approved.

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Items of Business and Required Vote

Assuming the presence of a quorum, the following items of business are scheduled to be voted on at the Annual Meeting:

●	Proposal No. 1: The election of two Class I directors to serve until their successors are elected or appointed and qualified or until their earlier resignation, removal, incapacity or death; and

●	Proposal No. 2: To ratify the appointment of Citrin Cooperman & Company, LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

Approval of the proposed items of business to be voted on at the Annual Meeting require the following votes:

●	Proposal No 1. The nominees receiving the plurality of the votes of the holders of Class A units and Class B units, voting together as a single class, shall be deemed elected as Class I directors. Abstentions and broker non-votes will not be counted for purposes of determining the election of Class I directors.

●	Proposal No 2. The affirmative vote of a majority of the holders of Class A units, Class B units and the Class M unit, voting together as a single class, entitled to vote at the Annual Meeting and present in person or by proxy, is required for the ratification of the appointment of Citrin Cooperman & Company, LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2022. Abstentions and broker non-votes will not be counted for purposes of determining the ratification of the appointment of our independent registered public accounting firm.

OUR BOARD RECOMMENDS A VOTE
“FOR” EACH OF PROPOSALS SET FORTH IN THIS PROXY STATEMENT.

Adjournments and Postponements

Any action on the items of business described in this Notice may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

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QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND ANNUAL MEETING

Information About the Proxy Materials

Q:	Why am I receiving these materials?

A:	The Company has made these materials available to you on the Internet, or, upon your request, has delivered printed copies of these materials to you, in connection with the solicitation of proxies for use at the Company’s annual meeting of unitholders (the “Annual Meeting”), which will take place on February 3, 2023, at Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut, at 3:00 p.m. You are invited to participate in and vote on the items of business described in this proxy statement at the Annual Meeting if you were holder of the Company’s Class A units as of the close of business on December 8, 2022, the record date for the Annual Meeting, or hold a valid proxy for the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission (the “SEC”) that are designed to assist you in voting your units.

Q:	What is included in these materials?

A:	These proxy materials include:

●	our proxy statement for the Annual Meeting;

●	our Annual Report on Form 10-K for the year ended December 31, 2021, as filed with SEC on March 11, 2022 (the “Annual Report”); and

●	the proxy card or a voting instruction form for the Annual Meeting.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A:	In accordance with rules adopted by the SEC, we may furnish proxy materials, including this proxy statement and our Annual Report, to our unitholders by providing access to such materials on the Internet instead of mailing printed copies. Most unitholders will not receive printed copies of our proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to holders of our Class A units, will instruct you how to access and review our proxy materials on the Internet as well as how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

Q:	I share an address with another unitholder and we only received one notice regarding the Internet availability of proxy materials. How do I obtain additional copies?

A:	We deliver a single copy of the Notice and, if applicable, the proxy materials to multiple unitholders who share the same address unless we receive contrary instructions from one or more of the unitholders. This procedure is called “householding,” and it reduces our printing costs, mailing costs and fees. Unitholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the Notice and, if applicable, the proxy materials to any unitholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice and, if applicable, the proxy materials, unitholders may contact our Investor Relations Department by phone at 1-833-828-2721, by mail at Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831, or via email at IR@belpointeoz.com.

Unitholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Information About Voting

Q:	What items of business will be voted on at the Annual Meeting?

A:	The items of business scheduled to be voted on at the Annual Meeting are:

Proposal No. 1:	To elect two Class I directors to serve until their successors are elected or appointed and qualified or until their earlier resignation, removal, incapacity or death; and

Proposal No. 2:	To ratify the appointment of Citrin Cooperman & Company, LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

Q:	How does the Board recommend that I vote?

A:	The Board recommends a vote “FOR” each of proposals set forth in this proxy statement.

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Q:	Who can vote at the Annual Meeting?

A:	If you were holder of the Company’s Class A units as of the close of business on December 8, 2022, the record date for the Annual Meeting, you may attend and vote at the Annual Meeting.

Q:	How many votes am I entitled to per Class A unit?

A:	Each Class A Unit entitles the record holder thereof to one vote on any and all matters submitted for the consent or approval of unitholders generally. Each Class B Unit entitles the record holder thereof to one vote on any and all matters submitted for the consent or approval of unitholders generally. The Class M Unit entitles the record holder thereof to that number of votes equal to the product obtained by multiplying (i) the sum of the of the aggregate number of outstanding Class A Units plus the aggregate number of outstanding Class B Units, by (ii) 10, on any and all matters submitted for the consent or approval of Unitholders on which the holder of the Class M Unit has a vote.

On December 8, 2022, the record date for the Annual Meeting, the Company had 3,454,449 Class A units, 100,000 Class B units and one Class M unit outstanding. There are no cumulative voting rights. Information about the unit ownership of our directors and executive officers is contained in the section of this Proxy Statement entitled “Other Information—Security Ownership of Certain Beneficial Owners and Management.”

Q:	What is the difference between a unitholder of record and a beneficial owner of units?

A:	Most of the Company’s Class A unitholders hold their units as a beneficial owner through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between units held of record and those owned beneficially.

●	Unitholder of Record — If your Class A units are registered directly in your name with our transfer agent, Securities Transfer Corporation, you are considered, with respect to those Class A units, the unitholder of record. As the unitholder of record, you have the right to grant your voting proxy directly to the Company or to vote during the Annual Meeting. If you requested to receive printed proxy materials, you may use the proxy card that was sent to you. You may also vote over the Internet, by telephone, or by mail as described in the Notice and under “Q: How can I vote my Class A units without participating in the Annual Meeting?” below.

●	Beneficial Owner — If your Class A units are held in an account at a brokerage firm, bank, broker-dealer, trust, or other similar organization, like the vast majority of our unitholders, you are considered the beneficial owner of Class A units held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under “Q: How can I vote my Class A units without participating in the Annual Meeting?” below. You may also direct your broker, bank, trustee or nominee how to vote your Class A units, and you may vote during the Annual Meeting. If you do not wish to vote during the Annual Meeting or you will not be participating in the Annual Meeting, you may vote over the Internet, by telephone, or by mail, as described in the Notice and under “Q: How can I vote my Class A units without participating in the Annual Meeting?” below.

Q:	How can I vote my Class A units at the Annual Meeting?

A:	This proxy statement was first mailed to unitholders on or about December 19, 2022. It is furnished in connection with the solicitation of proxies by our Board to be voted during the Annual Meeting for the purposes set forth in the accompanying Notice. Participation in the Annual Meeting is limited to holders of the Company’s units as of December 8, 2022.

Q:	How can I vote my Class A units without participating in the Annual Meeting?

A:	Whether you hold Class A units directly as the unitholder of record or beneficially in street name, you may direct how your Class A units are voted without participating in the Annual Meeting. If you are a unitholder of record, you may vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card.

If you hold Class A units beneficially in street name, you may also vote by proxy over the Internet by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by telephone or mail by following the voting instruction form provided to you by your broker, bank, trustee, or nominee.

Q:	Can I change my vote or revoke my proxy?

A:	You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any one of the following actions: (i) follow the instructions given for changing your vote via the Internet or by telephone or deliver a valid written proxy with a later date; (ii) notify the Company’s Corporate Secretary in writing that you have revoked your proxy by mail at Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831, or (iii) vote in person at the Annual Meeting

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Q:	How many units must be present or represented to conduct business at the Annual Meeting?

A:	The quorum requirement for holding the Annual Meeting and transacting business is that holders of one-third of the voting power outstanding as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described under “Q: How are votes counted?” below) are counted for the purpose of determining the presence of a quorum

Q:	How are votes counted?

A:	For each proposal submitted for a vote, you may vote “FOR,” “AGAINST,” or “ABSTAIN.” Abstentions and broker non-votes (described below in “Q: What is the voting requirement to approve each of the proposals?”) will not affect the outcome of any item of business being voted on at the Annual Meeting assuming that a quorum is obtained. If you provide specific instructions with regard to certain items, your Class A units will be voted as you instruct on such items. If no instructions are indicated on a properly executed proxy card or over the telephone or Internet, the Class A units will be voted as recommended by our Board.

Q:	What is the voting requirement to approve each of the proposals?

A:	The approval of Proposal No. 1 requires the affirmative “FOR” vote of the holders of a plurality of the voting power of our Class A units and Class B units present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Under a “plurality voting” standard, the nominees who receive the largest number of affirmative “FOR” votes are elected to the Board, up to the maximum number of directors to be elected.

The approval of Proposal No. 2 requires the affirmative “FOR” vote of the holders of a majority of the voting power of our Class A units, Class B units and Class M unit present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class.

If you hold Class A units beneficially in street name and do not provide your broker with voting instructions, your Class A units may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on a matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. All of the matters scheduled to be voted on at the Annual Meeting are “non-routine,” except for the proposal to ratify the appointment of Citrin Cooperman & Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. In tabulating the voting result for any particular proposal, Class A units that constitute broker non-votes are not considered voting power present with respect to that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming a quorum is obtained.

Please note that since brokers may not vote your Class A units on “non-routine” matters, including the election of directors (Proposal No. 1), in the absence of your specific instructions, we encourage you to provide instructions to your broker regarding the voting of your Class A units.

Q:	Is cumulative voting permitted for the election of directors?

A:	No, you may not cumulate your votes for the election of directors

Q:	How are proxies solicited and what is the cost?

A:	The Company is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Securities Transfer Corporation, Inc. to assist us in the distribution of proxy material and vote tabulation.

Q:	What happened if additional matters are presented at the Annual Meeting?

A:	Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Brandon E. Lacoff, our Chairman of our Board and our Chief Executive Officer, or Martin Lacoff, our Chief Strategic Officer and Principal Financial Officer, or any of them, will have the discretion to vote your Class A units on any additional matters properly presented for a vote at the Annual Meeting. If, for any reason, any of the nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by our Board

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Q:	Is my vote kept confidential?

A:	Proxies, ballots and voting tabulations identifying unitholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Q:	Where do I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. The final voting results will be tallied by the inspector of election and published in a Current Report on Form 8-K, which we are required to file with the SEC within four business days following the Annual Meeting.

Participating in the Annual Meeting

Q:	How can I participate in the Annual Meeting?

A:	You are entitled to participate in the Annual Meeting if you were a holder of our Class A units as of the close of business on December 8, 2022, the record date, or you hold a valid proxy for the Annual Meeting.

Q:	Who can help answer my questions?

A:	You can contact our Investor Relations Department at 1-833-828-2721 or via email at IR@belpointeoz.com, with any questions about the proposals described in this proxy statement or how to execute your vote.

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PROPOSAL NO. 1
ELECTION OF CLASS I DIRECTORS

Our board of directors (our “Board”) currently consists of six directors and is divided into three classes. Each class serves for a period of three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the Annual Meeting. The terms of office of directors in Class II and Class III do not expire until the annual meetings of unitholders held for 2023 and 2024, respectively. At the recommendation of our nominating and corporate governance committee, our Board proposes that each of the two Class I nominees named below, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2025 annual meeting of unitholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Required Vote

Each director will be elected by a plurality of the voting power of our Class A units and Class B units present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class, which means that the two individuals nominated for election to our Board at the Annual Meeting who receive the highest number of “FOR” votes will be elected. Abstentions and broker non-votes will not be counted for purposes of determining the election of Class I directors.

Class A units represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies may not be voted for more than two directors. Unitholders may not cumulate votes for the election of directors.

Each person nominated for election has agreed to serve if elected, and management and the Board have no reason to believe that either nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board should learn that either nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for no nominees as a result of the inability of either nominee to serve.

Nominees to our Board of Directors

The nominees and their ages, occupations, and length of service on our Board as of the date of this proxy statement, are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position	Director Since
Timothy Oberweger (1)	48	Independent Director	October 2021
Shawn Orser (2)	47	Independent Director	October 2021

(1)	Member of the nominating and corporate governance committee, the conflicts committee and chairman of the compensation committee.
(2)	Member of the nominating and corporate governance committee, the conflicts committee, the compensation committee and chairman of the audit committee.

Timothy Oberweger has been a Senior Vice President at Commonwealth Land Title Insurance Company, a subsidiary of Fidelity National Financial, Inc. (NYSE: FNF), which provides real estate title insurance, escrow and closing services, and title-related services and specialty finance solutions, since June 2022. He has over 15 years of experience in the title insurance industry. Previously, from October 2017 to June 2022, Mr. Oberweger served as Vice President and Senior Business Development Officer at Stewart Title Commercial Services, a title insurance and settlement company providing services to the real estate and mortgage industries since October 2017. From November 2015 to September 2017, Mr. Oberweger served as Managing Director & Counsel of First American Title Insurance Company. From September 2009 to November 2015, Mr. Oberweger served as Vice President & Counsel of Fidelity National Title Insurance Company and, from September 2005 to August 2009, as Counsel of First American Title Insurance Company. Mr. Oberweger served as chair of the Young Mortgage Bankers Association from August 2015 to December 2017, and since May 2010 has served on the Executive Board of Brooklyn Law School’s Alumni Association. From May 1995 to May 1996, he served on the Alumni Board of Macalester College. Mr. Oberweger is currently and has been since March 2018 a member of National Multifamily Housing Council and, since January 2020, a member of Urban Land Institute, ULI and National Association for Industrial and Office Parks. Mr. Oberweger has also previously been a member of the Mortgage Bankers Association, MBA of New York, The International Council of Shopping Centers and served as an elected member of the Representative Town Meeting in Greenwich, Connecticut from September 2011 to December 2017. Mr. Oberweger holds a Juris Doctor from Brooklyn Law School and a Bachelor of Arts from Macalester College.

Shawn Orser has been the President of Seaside Financial & Insurance Services, a San Diego, California based investment advisory firm since 2009. He is also a member of the Board of Directors of Belpointe REIT, Inc., a qualified opportunity fund, an affiliate of our Manager and Sponsor. Mr. Orser began his career in finance supporting an Index Arbitrage desk at RBC Dominion Securities, then moved to Merrill Lynch where he worked on the trading desk for the Equity Linked Products Group. Thereafter, he then joined Titan Capital, a New York City based hedge fund where he traded equity derivatives, then worked as a proprietary trader for Remsemberg Capital trading equity and option strategies. Afterwards, he moved to the retail side of the investment management business with Northwestern Mutual, then later joined Seaside Financial & Insurance Services. Mr. Orser earned his bachelor’s degree in Finance from Syracuse University. Mr. Orser was selected as a director because of his extensive investment and finance experience.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE
“FOR” ALL NOMINEES IN THE ELECTION OF THE CLASS I DIRECTORS.

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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Citrin Cooperman & Company, LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2022. During the fiscal year ended December 31, 2021, Citrin Cooperman & Company, LLP served as our independent registered public accounting firm and also provided us with certain tax services.

Our audit committee believes that the continued retention of Citrin Cooperman & Company, LLP as our independent registered public accounting firm is in the best interests of the Company and our unitholders. Notwithstanding its selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if our audit committee believes that such a change would be in our best interests and the bests interests of our unitholders. If our unitholders do not ratify the appointment of Citrin Cooperman & Company, LLP, our audit committee may reconsider whether it should appoint another independent registered public accounting firm. Representatives of Citrin Cooperman & Company, LLP are not expected to participate in the Annual Meeting.

Independent Registered Public Accounting Firm’s Fees and Services

The following table sets forth all fees paid or accrued by us for the audit and tax services provided by Citrin Cooperman & Company, LLP during the period from January 24, 2020 (formation) to December 31, 2020 and for the year ended December 31, 2021.

	Year Ended December 31, 2021	January 24, 2020 (Formation) to December 31, 2020
Audit Fees (1)	$149,500	$48,500
Audit-Related Fees	—	—
Tax fees (2)	3,500	—
All Other Fees	—	—
Total	$153,000	$48,500

(1)	Audit fees consist of fees for services related to the annual audit of our fiscal 2021 and 2020 consolidated financial statements, reviews of our interim unaudited consolidated financial statements, and services that are normally provided in connection with statutory and regulatory filings and engagements.

(2)	Tax fees consist of fees for professional services rendered during 2021 for 2020 state and federal tax compliance.

Audit Committee Pre-Approval Policies and Procedures

In accordance with our audit committee charter, our audit committee is required to approve, in advance, all audit and non-audit services to be provided by our independent registered public accounting firm. All services reported in the table above were approved by our audit committee. Our audit committee charter is available on our website, www.belpointeoz.com, under the “Investors” section.

Required Vote

Ratification of the appointment of Citrin Cooperman & Company, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022 requires the affirmative “FOR” vote of the holders of a majority of the voting power of our Class A units, Class B units and Class M unit present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, voting together as a single class. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Citrin Cooperman & Company, LLP. Abstentions and broker non-votes will not be counted for purposes of determining the ratification of the appointment of our independent registered public accounting firm.

Board Recommendation

OUR BOARD RECOMMENDS A VOTE
“FOR” RATIFICATION OF THE APPOINTMENT OF CITRIN COOPERMAN & COMPANY, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2022.

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CORPORATE GOVERNANCE

Board of Directors

We operate under the direction of our board of directions the (“Board”), the members of which are accountable to the Company and our unitholders as fiduciaries. Our Board has retained the services of Belpointe PREP Manager, LLC (our “Manager”) to manage our day-to-day operations, implement our investment objectives and strategy and perform certain services for us, subject to the Board’s supervision. A team of investment and asset management professionals, acting through our Manager, makes all decisions regarding the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, subject to the limitations in our operating agreement. Our Manager also provides portfolio management, marketing, investor relations, financial, accounting and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Our current Board members are Brandon Lacoff, Martin Lacoff, Dean Drulias, Timothy Oberweger, Shawn Orser and Ronald Young, Jr. Our Chief Executive Officer is Brandon Lacoff and our Chief Strategic Officer and Principal Financial Officer is Martin Lacoff.

Our operating agreement divides our Board into three classes, designated Class I, Class II and Class III. Shawn Orser and Timothy Oberweger are Class I directors and are nominees for re-election as Class I directors at the Annual Meeting, Martin Lacoff and Ronald Young Jr. are a Class II directors and Brandon Lacoff and Dean Drulias are Class III directors. The initial term of Class II directors will expire at our second annual meeting and the initial term of Class III directors will expire at our third annual meeting. At each successive annual meeting of Members beginning with this first Annual Meeting, successors to the class of directors whose term expires at such annual meeting will be elected. The holder of our Class M unit, voting separately as a class, is entitled to elect one Class III director (the “Class M Director”) all other directors will be elected by the vote of a plurality of our outstanding Class A units and Class B units, voting together as a single class, to serve for a three-year term and until their successors are duly elected or appointed and qualified. Brandon Lacoff is our Class M Director.

The number of directorships on our Board may be increased or decreased at any time by the Board, however, a decrease may not shorten the term of any incumbent director. Directors may only be removed from the Board for cause by the affirmative vote of at least 80% of the holders of Class A units and Class B units, voting together as a single class, however, the Class M Director may only be removed for cause by the affirmative vote of the holder of the Class M unit, voting separately as a class. A director serving on any committee of the Board may be removed from such committee at any time by the Board. A vacancy resulting from an increase in the number of directorships of any class or from the resignation, removal, incapacity or death of a director may be filled by a majority of the directors then in office. Any director appointed to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our directors are only required to devote such time to our business as their duties may require and may have business interests and engage in business activities similar to, in addition to or in competition with ours. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our Manager and on information provided by our Manager. Our directors have a fiduciary duty to our members to supervise the relationship between the Company and our Manager.

Certain of our current directors are also executive officers of our Manager, executive officers and directors of affiliates of our Belpointe PREP Manager, LLC our manager (our “Manager”) and Belpointe, LLC, our sponsor (our “Sponsor”) and serve on the investment committees of affiliates of our Manager. In order to ameliorate the risks created by conflicts of interest, our Board has created a committee comprised entirely of independent directors (the “Conflicts Committee”) to address any potential conflicts. An independent director is a person who is not an officer or employee of our Manager or its affiliates. The Conflicts Committee will act upon matters involving conflicts of interest, including transactions between the Company and our Manager.

Directors and Executive Officers

The full biographical information of our continuing directors and our executive officers are set forth below. The full biographical information of our director nominees can be found beginning on page 10.

Name	Age	Position	Director Since
Brandon E. Lacoff	48	Chairman of the Board and Chief Executive Officer	September 2021
Martin Lacoff	74	Director, Chief Strategic Officer and Principal Financial Officer	September 2021
Dean Drulias (1)	75	Independent Director	October 2021
Ronald Young Jr. (2)	48	Independent Director	October 2021

(1)	Member of the audit and chairman of the conflicts committee.
(2)	Member of the audit, the compensation committee and chairman of the nominating and corporate governance committee.

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Brandon Lacoff, Esq. has been our Chief Executive Officer since our founding in January 2020 and Chairman of our Board since September 2021. He was also the founder of Belpointe REIT, Inc., a qualified opportunity fund and affiliate of our Manager and Sponsor, and was the Chairman of the Board of Directors, Chief Executive Officer and President from its founding in June 2018 through our acquisition of Belpointe REIT, Inc, in October 2021. Mr. Lacoff is the founder of Belpointe, LLC, a private equity investment firm, and has been Belpointe’s Chief Executive Officer since its founding in 2011. From 2001 to 2011, Mr. Lacoff was a Managing Director and the co-founder of Belray Capital, a Greenwich, Connecticut based real estate and investment firm, which was acquired by Belpointe in 2011. Belpointe is known for such developments as its luxury residential developments in Greenwich (Beacon Hill of Greenwich) to its Class A apartments in Norwalk, Connecticut (The Waypointe District) and Stamford, Connecticut (Baypointe). Belpointe owns several operating businesses throughout the region, including Belpointe Asset Management LLC, a financial asset management firm that manages over $3 billion in tradable securities. Mr. Lacoff and his executive team bring financial strength, operational expertise and investing discipline to its portfolio of investments. Mr. Lacoff currently serves as the Chairman of the Board of Directors for Belpointe Multifamily Development Fund I, LP, a real estate private equity fund. Prior to Belpointe, Mr. Lacoff began his finance/accounting/tax career at Arthur Andersen, LLP then with Ernst & Young, LLP, in their Mergers and Acquisitions departments. In 2001, he co-founded Belray Capital, and in 2004 left Ernst & Young to focus full-time on Belray Capital. Mr. Lacoff holds a Juris Doctor degree and a Master of Business Administration from Hofstra University and a bachelor’s degree in Finance from Syracuse University. Mr. Lacoff has served on the board of multiple non-profit organizations, including Greenwich Wiffle for the Greenwich Police Silver Shield Association, Youth Services for the Town of Greenwich (a joint venture between the Town of Greenwich and United Way of Greenwich), and the Eagle Hill School Alumni Board. Mr. Lacoff currently serves on the board of two non-profit organizations, The Belpointe Foundation and the Eagle Hill School Board of Trustees. Mr. Lacoff is licensed to practice law as an attorney in the State of Connecticut and State of New York. Mr. Lacoff was selected as a director because of his ability to lead our company and his detailed knowledge of our strategic opportunities, challenges, competition, financial position and business.

Martin Lacoff has been our Chief Strategic Officer and Principal Financial Officer since our founding in January 2020 and a member of our Board since September 2021. Mr. Lacoff is an entrepreneur with over 45 years’ experience in successfully starting, developing and operating businesses within the securities, real estate, and natural resources industries. He was also Vice Chairman of the Board of Directors and Chief Strategic Officer of Belpointe REIT, Inc., a qualified opportunity fund and affiliate of our Manager and Sponsor, since its founding in June 2018 through our acquisition of Belpointe REIT, Inc, in October 2021. His considerable professional experience includes former Vice-Chairman and Co-Founder of Walker Energy Partners, one of first publicly traded Master Limited Partnership (MLP) that he brought public; and former Chairman, Founder and General Securities Principal of LaClare Securities, Inc., a NASD broker dealer. Mr. Lacoff was also formerly Vice President of institutional equities at Mitchell Hutchins and later Paine Webber. Mr. Lacoff previously served as a Director of Fortune Natural Resources Corporation, a public company that was listed on the American Stock Exchange and is currently on the Board of Directors of the Lion’s Foundation of Greenwich, a charitable organization dedicated to helping the blind and visually impaired. Since 2012, Mr. Lacoff has served as a Board of Director for Belpointe Multifamily Development Fund I, LP, where he helps in real estate investment decisions. Mr. Lacoff is an engineer by training, having graduated from Rensselaer Polytechnic Institute and has a Master of Business Administration in Finance from the Simon Business School at University of Rochester. Mr. Lacoff was selected to serve as a director because of his extensive investment and financial experience and detailed knowledge of our acquisition and operational opportunities and challenges.

Dean Drulias, Esq. has been practicing private law in Westlake Village, California, since 2002. He is also a member of the Board of Directors of Belpointe REIT, Inc., a qualified opportunity fund, an affiliate of our Manager and Sponsor. Mr. Drulias formerly served as Director, Corporate Secretary and General Counsel of Fortune Natural Resources Corporation, a public oil and gas exploration and production services company that was listed on the American Stock Exchange. Mr. Drulias was also a stockholder and a practicing attorney at the law firm of Burris, Drulias & Gartenberg, where he specialized in the areas of energy, environmental and real property law. Mr. Drulias received his undergraduate degree from the University of California Berkley and has a Juris Doctor degree from Loyola Law School. Mr. Drulias is a member of the California and Texas State Bars. Mr. Drulias was selected as a director because of his senior executive officer and board service experience.

Ronald Young, Jr. has been the President and Co-founder of Tri-State LED, a subsidiary of Revolution Lighting Technologies (NASDAQ: RVLT), which provides LED solutions to commercial, industrial and municipal organizations since 2010. He is also a member of the Board of Directors of Belpointe REIT, Inc., a qualified opportunity fund, an affiliate of our Manager and Sponsor. Prior to 2010, Mr. Young was a managing director and co-founder of Belray Capital, a Greenwich, Connecticut based real estate and investment firm, which was later acquired by Belpointe. Mr. Young has also held several positions in the investment and financial industry with MAC Pension Inc., Strategies for Wealth Strategies (an agency of The Guardian Life Insurance Company of America), and AG Edwards & Sons Inc. (now Wells Fargo Advisors). Ron earned his undergraduate degree from the University of Connecticut. Mr. Young was selected as a director because of his extensive investment and real estate development experience.

Executive Advisory Board

Our Board has established an Executive Advisory Board to provide both it and our Manager with advice regarding, among other things, potential investment opportunities, general market conditions and debt and equity financing opportunities. The Executive Advisory Board consists of Sarah Broderick, Patrick Brogan, Donald Cogsville and Stephen Soler. The members of the Executive Advisory Board will not participate in meetings of our Board unless specifically invited to attend. The Executive Advisory Board will meet at such times as requested by our Board or our Manager. The members of the Executive Advisory Board can be appointed and removed and the number of members of the Executive Advisory Board may be increased or decreased by our Manager from time to time for any reason. The appointment and removal of members of the Executive Advisory Board do not require approval of our Members. The members of our Executive Advisory Board are set forth below.

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Sarah Broderick is the Founder of The FEAT, formed in November 2018, which delivers products and services aimed at bringing professionals that have left traditional roles in corporate America back into the economy. Ms. Broderick is also currently and has been since November 2020, the executive-in-residence at the UConn Werth Institute for Entrepreneurship and Innovation and also has served on the Werth Institute’s Advisory Board since January 2021. Prior to founding The FEAT, Ms. Broderick served as the COO/CFO and member of the Board of Directors of VICE Media from March 2016 to November 2018. Earlier in her career, Ms. Broderick held senior roles across a range of organizations, including oversight of the SEC reporting and the global accounting operations for General Electric from June 2012 to September 2014, and leadership positions at Endeavor from September 2014 to March 2016, NBC Universal from July 2009 to June 2012 and Deloitte from July 2000 to July 2009. Ms. Broderick serves on the Board of Directors of the Girl Scouts of Connecticut, a position which she has held since May2008 and has been involved in fundraising for the UConn Foundation since November 2019. Ms. Broderick holds a Master of Science in Accounting and a Bachelor of Science in Accounting from the University of Connecticut, where she was also a four-year member and captain of the UConn softball team.

Patrick Brogan is the President of BB Land Holdings, a private real estate investment company, and an Officer of the Black-Brogan Foundation, a family foundation focused on empowerment through education. He is also a member of the Executive Board of Belpointe REIT, Inc., a qualified opportunity fund, an affiliate of our Manager and Sponsor. Mr. Brogan’s has extensive background in data networking, as he was an early employee at Breakaway Solutions, Blade Logic, Egenera, and Fuze. Over the years Mr. Brogan’s role ranged from Engineering to Sales, to Investor, and ultimately Board of Directors. Mr. Brogan’s extensive business background made him into an expert investor and advisor to early-stage businesses. Mr. Brogan holds a bachelor’s degree from Boston College.

Donald P. Cogsville is the Chief Executive Officer of The Cogsville Group, a New York-based private equity real estate investment firm founded in 2007. Since its inception, the firm has invested in $3 billion of commercial and residential real estate, representing over 4,000 assets in 49 states. Mr. Cogsville began his career as an attorney in the Structured Finance Group at Skadden, Arps, Slate, Meagher & Flom LLP. He then joined the Leveraged Finance Group at Merrill Lynch as an investment banker, and left Merrill Lynch to found RCM Saratoga Capital LLC, a boutique investment banking firm focused on generating value in the urban marketplace. Mr. Cogsville is Of Counsel with Akerman LLP, where his practice focuses on real estate development (specifically urban redevelopments, including opportunity zone projects), real estate financing, and real estate asset management. Additionally, Mr. Cogsville serves or has served on the Board of Marchex, Inc., the Board of Visitors of the University of North Carolina, The New York Urban League, Jazz at Lincoln Center, The Amsterdam News Editorial Board and founded the non-partisan voter registration initiative, Citizen Change. Mr. Cogsville holds a B.A. from the University of North Carolina at Chapel Hill and a J.D. from Rutgers University.

Daniel Kowalski is the owner of Wizard of OZ, a bespoke consultancy focused on helping companies utilize Opportunity Zones to grow their businesses while helping the surrounding community to grow and thrive. Previously, from 2017 until January 2021, Mr. Kowalski was Counselor to the Secretary at the U.S. Treasury Department. Mr. Kowalski was the Treasury official responsible for policy development of the regulations, forms and instructions required to implement Opportunity Zones. He worked with Treasury and IRS staff as well as public- and private-sector stakeholders to provide as much flexibility for the use of the Opportunity Zone incentive consistent with the four corners of the statute. Mr. Kowalski has been a featured speaker at over 70 Opportunity Zone events in 30 cities in 20 states and Puerto Rico. He was named a “Top 25 OZ Influencer” in both 2019 and 2020 by Opportunity Zone Magazine. Mr. Kowalski is also a recipient of the Alexander Hamilton Award, the highest Treasury honor for employees whose performance and leadership demonstrate the highest standards of dedication to public service and the Treasury Department. Prior to Treasury, Mr. Kowalski was Deputy Staff Director of the Senate Budget Committee. He also served as the Director of Budget Review for the House Budget Committee. Mr. Kowalski started in Washington with the Congressional Budget Office (CBO) as a Principal Analyst in the unit responsible for preparing CBO’s baseline budget projections. In state government, Mr. Kowalski worked as Director of the Legislative Budget Office for the Missouri General Assembly, and as the senior individual income tax analyst with the Finance Committee for the New York State Senate. Mr. Kowalski started his career as a management analyst for the Deputy Commissioner for Audit in the New York City Department of Finance. Mr. Kowalski holds a Master of Public Policy degree from Harvard’s Kennedy School and a Bachelor of Arts from St. John’s College in Annapolis, Maryland.

Stephen Soler is the Managing Director of Stockbridge Realty Advisors, LLC, where he oversees underwriting, financing, and project management for real estate investments, including assisting Societe Generale with various real estate related matters including developing risk management protocols. Over the past 30 years, Mr. Soler has held senior positions at both real estate investment companies as well as commercial banks focused on commercial real estate financing, where he has overseen more than $15 Billion of commercial real estate transactions covering all asset classes and real estate sectors. Prior to Stockbridge Realty Advisors, LLC, Mr. Soler held the position of Managing Director at Societe Generale and was part of the credit assessment team focused on risk management. Mr. Soler is an Adjunct Professor at the NYU Schack Institute of Real Estate where he has taught for more than fifteen years in the Master of Real Estate Program with a focus on Entrepreneurship and Sustainable Development. Mr. Soler graduated from the University of Massachusetts at Amherst with a degree in economics, and he attended the Harvard Graduate School of Design. He has served as a member of the Economics Department Advisory Board at the University of Massachusetts, the Board of the YMCA of Greenwich, and on several Town of Greenwich Boards and Advisory Committees.

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Director Independence

Our Class A units are listed on the NYSE American (“NYSE”) under the symbol “OZ.” Pursuant to NYSE’s corporate governance requirements, a majority of a listed company’s board of directors must be made up of independent directors. Under the NYSE corporate governance requirements, a director is “independent” if the director is not an executive officer or employee of the company and the company’s board of directors affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that Dean Drulias, Timothy Oberweger, Shawn Orser and Ronald Young, Jr. are independent directors under the NYSE corporate governance requirements.

Committees of the Board of Directors

Our Board may delegate many of its powers to one or more committees. Our Board has established an audit committee, compensation committee, nominating and corporate governance committee and conflicts committee. Each of these committees is comprised exclusively of independent directors. The principal functions and composition of each committee are briefly described below. Members serve on these committees until their resignation or until otherwise determined by our Board. Additionally, our Board may from time to time establish certain other committees to facilitate the management of our company.

Audit Committee

Our audit committee was established in accordance with Rule 10A-3 under the Securities Exchange Act of 1934, as amended, and the NYSE corporate governance requirements. The responsibilities of our audit committee are to, among other things:

●	determine the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm;

●	review and approve in advance all permitted non-audit engagements and relationships between us and our independent registered public accounting firm;

●	evaluate our independent registered public accounting firm’s qualifications, independence and performance;

●	obtain and review a report from our independent registered public accounting firm describing its internal quality-control procedures, any material issues raised by the most recent review and all relationships between us and our independent registered public accounting firm;

●	review and discuss with our independent registered public accounting firm their audit plan, including the timing and scope of audit activities;

●	review our consolidated financial statements;

●	review our critical accounting policies and practices;

●	review the adequacy and effectiveness of our accounting and internal control policies and procedures;

●	oversee the performance of our internal audit function;

●	review with our management all significant deficiencies and material weaknesses in the design and operation of our internal controls;

●	review with our management any fraud that involves management or other employees who have a significant role in our internal controls;

●	establish procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

●	prepare the reports required by the rules of the U.S. Securities and Exchange Commission (the “SEC”) to be included in our annual proxy statement;

●	discuss with our management and our independent registered public accounting firm the results of our annual audit and the review of our quarterly consolidated financial statements; and

●	oversee our compliance with legal, ethical and regulatory requirements.

Our audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Our audit committee operates under a written audit committee charter and is comprised of individuals who meet the independence requirements of the SEC and the NYSE. Each member of our audit committee is financially literate in accordance with the NYSE requirements. Our audit committee also has at least one member who qualifies as an “audit committee financial expert” under SEC rules and regulations. The current members of the audit committee are Dean Drulias, Shawn Orser, who is its chair, and Ronald Young, Jr.

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Compensation Committee

The responsibilities of our compensation committee are to, among other things:

●	establish and oversee our equity compensation programs, if any, to ensure the alignment of the interests of our senior executive officers with our interests and the interests of the holders of our units;

●	review and make recommendations to our Board with respect to the equity compensation of our executive officers, if any, including our Chief Executive Officer;

●	periodically review and make recommendations to our Board with respect to the compensation of the members of our Board and Executive Advisory Board; and

●	oversee the identification, consideration and management of risks associated with our equity compensation policies and programs, if any.

Our compensation committee has the authority to retain counsel and advisors to fulfill its responsibilities and duties. Our compensation committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE and operates under a written conflicts committee charter. The current members of the compensation committee are Timothy Oberweger, who is its chair, Shawn Orser and Ronald Young, Jr.

Nominating and Corporate Governance Committee

The responsibilities of our nominating and corporate governance committee are to, among other things:

●	assist in identifying, recruiting and evaluating individuals qualified to become members of our Board, consistent with criteria approved by our Board and the nominating and corporate governance committee;

●	recommend to our Board individuals qualified to serve as directors and on committees of our Board;

●	advise our Board with respect to Board composition, procedures and committees; and

●	recommend to our Board certain corporate governance matters and practices.

Our nominating and corporate governance committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE and operates under a written nominating and corporate governance committee charter. The current members of the nominating and corporate governance committee are Timothy Oberweger, Shawn Orser and Ronald Young, Jr., who is its chair.

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Conflicts Committee

The responsibilities of our conflicts committee are to, among other things:

●	establish and oversee policies and procedures governing conflicts of interest that may arise through related person transactions;

●	periodically review and update as appropriate these policies and procedures;

●	review and approve or ratify any related party transaction and other matters which may pose conflicts of interest, other than related party transactions that are pre-approved as described under “Conflicts of Interest;” and

●	advise, upon request, our Board or any other committee of our Board on actions or matters involving conflicts of interest.

Our conflicts committee is comprised of individuals who meet the independence requirements set forth by the SEC and the NYSE and operates under a written conflicts committee charter. The current members of the conflicts committee are Dean Drulias, who is its chair, Timothy Oberweger, Shawn Orser.

Board and Committee Meetings

In connection with the listing of our Class A units on the NYSE American, in October 2021 we appointed our current board of directors. Between October 2021 and our fiscal year ended December 31, 2021, our Board and audit committee held one regularly scheduled meeting, which all of our directors attended, and our board acted by unanimous written consent one time. We encourage our directors, but do not require them, to attend each annual meeting of unitholders.

Code of Business Conduct and Ethics

Our Board has established a code of business conduct and ethics that applies to all of our officers, directors and employees, including those officers responsible for financial reporting. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

●	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

●	compliance with laws, rules and regulations;

●	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

●	accountability for adherence to the code of business conduct and ethics.

Our code of business conduct and ethics also provides that our non-employee directors are not obligated to limit their interests or activities in their non-director capacities or to notify us of any opportunities that may arise in connection therewith, even if the opportunities are complementary to, or in competition with, our businesses.

Any waiver of the code of business conduct and ethics for our directors or officers may be made only by our Board or one of our Board committees and will be promptly disclosed as required by law or the NYSE corporate governance requirements. A copy of our code of business conduct and ethics is available on our website at www.belpointeoz.com under the “Investors” section. Our website and the information contained therein or connected thereto is not incorporated, or deemed to be incorporated, into these proxy materials.

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COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

Our Board is empowered to, or to delegate to our Manager the power to, fix the compensation of all officers and approve the payment of compensation to directors for services rendered to us. A member of our Board who is also an employee of our Manager or our Sponsor is referred to as an employee director. Employee directors will not receive compensation for serving on our Board. For the year ended December 31, 2021, each of our non-employee directors received $5,000 in cash compensation for their service as directors. Going forward, we intend to establish a policy to compensate each of our non-employee directors on an annual basis paid in quarterly installments in arrears, which compensation may, in the sole discretion of our Board, be paid to members in the form of cash or equity, or a combination of both cash and equity. We also intend to adopt a unit ownership policy for our non-employee directors in order to better align our non-employee directors’ financial interests with those of our unitholders by requiring non-employee directors to own a minimum level of our Class A units.

We do not pay our directors additional fees for attending board meetings, but we reimburse each of our directors for reasonable out-of-pocket expenses incurred in connection with attending board and committee meetings (including, but not limited to, airfare, hotel and food). For the year ended December 31, 2021, all of our Board and committee meetings have been held virtually and our directors did not incur any expenses in connection with attending board or committee meetings.

Executive Compensation

We are externally managed and currently have no employees or intention of hiring any employees. Our executive officers also serve as officers of our Manager and Sponsor or one or more of their affiliates. Our management agreement provides that our Manager will be responsible for managing our day-to-day operations and investment activities, as such our executive officers do not receive compensation from us or any of our subsidiaries for serving as our executive officers but, rather, receive compensation from our Manager. We do not reimburse our Manager for any compensation paid to our executive officers. Our management agreement does not require our executive officers to dedicate a specific amount of time to the conduct of our business and affairs or prohibit our executive officers from engaging in other activities or providing services to other persons, including affiliates of our Manager and Sponsor. Accordingly, our Manager has informed us that it cannot identify the portion of compensation it will award to our executive officers that relates solely to such executives’ services to us, as our Manager does not compensate its employees specifically for such services. Furthermore, we do not have employment agreements with our executive officers, we do not provide pension or retirement benefits, perquisites or other personal benefits to our executive officers, our executive officers have not received any nonqualified deferred compensation and we do not have arrangements to make payments to our executive officers upon their termination or in the event of a change in control of us.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

We are externally managed by our Manager pursuant to a management agreement and currently we have no employees. We do not directly compensate our executive officers or reimburse our Manager for any compensation paid to our executive officers. For information regarding the compensation of our executives, see “Compensation of Directors And Executive Officers—Executive Compensation.” During the fiscal year ended December 31, 2021, none of our executive officers served as: (i) a member of a compensation committee (or other committee of the board of directors performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board; or (ii) a director of another entity, one of whose executive officers served on our Board.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our Transactions with Belpointe REIT, Inc.

Exchange Offer

Pursuant to the terms of an Agreement and Plan of Merger, dated April 21, 2021 (the “Merger Agreement”), by and among the Company, our wholly-owned subsidiary, BREIT Merger, LLC (“BREIT Merger”), and Belpointe REIT, Inc. (“Belpointe REIT”), BREIT Merger commenced an offer (the “Offer”) to exchange each outstanding share of common stock, par value $0.01 per share (the “Common Stock”), of Belpointe REIT validly tendered in the Offer for 1.05 Class A units, with any fractional Class A units rounded up to the nearest whole unit (the “Transaction Consideration”). The purpose of the Offer was for us to acquire control of the entire equity interest in Belpointe REIT while at the same time preserving the status of Belpointe REIT’s investments as qualified opportunity zone investments, and our status as a qualified opportunity fund.

The Offer expired on June 18, 2021. As of the expiration of the Offer, 757,098 shares of Belpointe REIT’s Common Stock had been validly tendered, representing 63.62% of the issued and outstanding shares of Common Stock. The Minimum Condition (as defined in the Merger Agreement) for the Offer was satisfied because the number of shares of Common Stock of Belpointe REIT validly tendered represented at least a majority of the aggregate voting power of the shares of Common Stock outstanding immediately following consummation of the Offer. In connection with the Offer and Merger (as defined in the Merger Agreement), we filed a registration statement on Form S-4, as amended (File No. 333-255427) (the “Form S-4”), with the U.S. Securities and Exchange Commission (the “SEC”). The Form S-4 was declared effective on September 13, 2021. On September 14, 2021, BREIT Merger accepted for exchange all of the shares of Common Stock (the “Exchange Offer”) validly tendered in the Offer.

QOZB Sale

In furtherance of the Merger, Belpointe REIT sold its interest (the “Interest”) in the holding company for 1991 Main Street ( “1991 Main”) to Belpointe Investment Holding, LLC (“BI Holding”), an affiliate of our Chief Executive Officer. As part of the transaction, BI Holding assumed a $10.8 million secured loan (the “Acquisition Loan”), and Belpointe REIT provided BI Holding with a $24.8 million loan, which was evidenced by a secured promissory note bearing interest at a rate of 5% per annum and due and payable at maturity on September 14, 2022 (the “BI Secured Note”). Upon consummation of the Merger, we acquired the BI Secured Note as successor in interest to Belpointe REIT. Effective November 30, 2021, we acquired the Interest from BI Holding in consideration of its payment to us of $0.3 million in interest that had accrued under the terms of the BI Secured Note through November 30, 2021, and in satisfaction of its remaining obligations under the BI Secured Note. On April 22, 2022, we repaid the Acquisition Loan in full.

CMC Redemption

In furtherance of the Merger, on September 30, 2021, our indirect wholly owned subsidiary provided a commercial mortgage loan in the principal amount of $3.5 million (the “CMC Loan”) to CMC Storrs SPV, LLC (“CMC”), the holding company for 497-501 Middle Turnpike, Mansfield, Connecticut 06268 (“497-501 Middle”). CMC used the proceeds from the CMC Loan to redeem a preferred equity investment that an indirect majority-owned subsidiary of Belpointe REIT previously made. The CMC Loan was evidenced by a secured promissory note (the “CMC Note”) bearing interest at a rate of 12% per annum, and due and payable at maturity date on June 27, 2022. On June 28, 2022, CMC repaid the CMC Note in full.

Conversion and Merger

On October 1, 2021, in accordance with the terms of the Merger Agreement, Belpointe REIT converted from a Maryland corporation into a Maryland limited liability company (the “Conversion”) named BREIT, LLC (“BREIT”). In the Conversion each outstanding share of Common Stock of Belpointe REIT was converted into a limited liability company interest (the “Interests”) of BREIT.

All other conditions to the Merger having been satisfied, on October 12, 2021, pursuant to the terms of the Merger Agreement and in accordance with §4A-702 of the Maryland Limited Liability Company Act and §18-209 of the Delaware Limited Liability Company Act, BREIT merged with and into BREIT Merger, with BREIT Merger surviving. In the Merger, each Interest that was issued and outstanding immediately prior to the effective time of the Merger was converted into the right to receive the Transaction Consideration.

Secured Note Transactions

Prior to and in connection with the Offer and Merger, we entered into a series of loan transactions with Belpointe REIT whereby: (i) on October 28, 2020, Belpointe REIT advanced us $35.0 million evidenced by a secured promissory note (the “First Secured Note”) bearing interest at a rate of 0.14%, due and payable on the Maturity Date (as hereinafter defined) and secured by all of our assets, (ii) on February 16, 2021, Belpointe REIT advanced us an additional $24.0 million evidenced by a second secured promissory note (the “Second Secured Note”) on the same terms as the First Secured Note, and (iii) on May 28, 2021 we entered into an agreement with Belpointe REIT to amend the Maturity Date of the First Secured Note and Second Secured Note to December 31, 2021 (the “Maturity Date”) and Belpointe REIT advanced us an additional $15.0 million evidenced by a third secured promissory note (the “Third Secured Note” and, together with the First Secured Note and Second Secured Note, the “Secured Notes”) on the same terms as the First Secured Note and Second Secured Note.

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Upon consummation of the Merger, effective October 12, 2021, we entered into a Release and Cancellation of Indebtedness Agreement with BREIT Merger, the surviving entity in the Merger, pursuant to the terms of which BREIT Merger cancelled the Secured Notes and discharged us from all obligations to repay the principal and any accrued interest on the Secured Notes.

Our Transaction with Belpointe Investment Holding, LLC

Pursuant to the terms of an Agreement to Accept Interests in Satisfaction of Obligations, (the “Agreement to Accept Interests”), effective November 30, 2021, we, through an indirect majority owned subsidiary, acquired the 1991 Main Interest from BI Holding in consideration of its payment to us of $0.3 million in interest that had accrued under the terms of the BI Secured Note through November 30, 2021, and in satisfaction of its remaining obligations under the BI Secured Note.

Our Transaction with Norpointe, LLC

On January 3, 2022, through an indirect wholly owned subsidiary we provided a commercial mortgage loan in the principal amount of $30.0 million (the “Norpointe Loan”) to Norpointe, LLC (“Norpointe”), an affiliate of our Chief Executive Officer. Norpointe is the owner of certain real property located at 41 Wolfpit Avenue, Norwalk, Connecticut 06851 (the “Norpointe Property”). The Norpointe Loan was evidenced by a promissory note bearing interest at a rate of 5% per annum, and due and payable on December 31, 2022, and was secured by a first mortgage lien on the Norpointe Property. Given our excess cash on hand as of the year ended December 31, 2021, management viewed the Norpointe transaction as an opportunity to earn a strong rate of return on that cash by making a low risk—due to the low loan-to-value ratio and first priority mortgage interest—short-term loan rather than depositing the funds in a lower yielding account pending investment in future developments.

On June 28, 2022, for purposes of complying with the qualified opportunity fund requirements under the Code and related Treasury Regulations, we restructured the Norpointe Loan through an indirect majority owned subsidiary (the “Restructured Norpointe Loan”). The Restructured Norpointe Loan is evidenced by a promissory note bearing interest at a rate of 5.0% per annum, due and payable on June 28, 2023, and is secured by a first mortgage lien on the Norpointe Property.

Our Transactions with Belpointe Specialty Insurance

Certain immediate family members of our Chief Executive Officer have a passive indirect minority beneficial ownership interest in Belpointe Specialty Insurance, LLC (“Belpointe Specialty Insurance”). Belpointe Specialty Insurance has acted, and may continue to act, as our broker in connection with the placement of insurance coverage for certain of our properties and operations. Belpointe Specialty Insurance earns brokerage commissions related to the brokerage services that it provides to us, which commissions vary, are based on a percentage of the premiums that we pay and are set by the insurer. We have also engaged, and may continue to engage, Belpointe Specialty Insurance to provide us with contract insurance consulting services related to owner-controlled insurance programs, for which we pay an administration fee.

Management believes that the commissions that Belpointe Specialty Insurance earns are comparable to those commissions that we would pay to unaffiliated third parties in arms-length transactions. During the year ended December 31, 2021, we paid insurance premiums in the aggregate amount of $0.6 million, from which Belpointe Specialty Insurance earned commissions of $0.1 million.

Our Relationship with our Manager and Sponsor

We are externally managed by our Manager, which is responsible for managing our day-to-day operations, implementing our investment objectives and strategy and performing certain services for us, subject to oversight by our Board and the limitations set forth in our operating agreement. Our Manager is an affiliate of our Sponsor and is indirectly owned by our Chief Executive Officer and beneficially owned by certain immediate family members of our Chief Executive Officer.

Our Management Agreement

Pursuant to the terms of our management agreement, a team of investment and asset management professionals, acting through our Manager, makes all decisions regarding the origination, selection, evaluation, structuring, acquisition, financing and development of our commercial real estate properties, real estate-related assets, including commercial real estate loans and mortgages, and debt and equity securities issued by other real estate-related companies, as well as private equity acquisitions and investments, and opportunistic acquisitions of other qualified opportunity funds and qualified opportunity zone businesses, subject to the limitations in our operating agreement. Our Manager also provides portfolio management, marketing, investor relations, financial, accounting and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital.

Pursuant to the terms of our management agreement, our Manager is responsible for, among other things:

●	serving as our investment and financial manager with respect to originating, underwriting, acquiring, and managing our investment portfolio;

●	structuring the terms and conditions of our acquisitions, sales and joint ventures; and

●	retaining, for and on our behalf, services related to, among other things, our Primary Offering, and any other offerings that we may conduct, the development, operation and management of our investments, calculation of our NAV, administrative, accounting, tax, legal and investor relations services, financing services, and services related to property management, leasing, development and construction.

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The initial term of the management agreement continues through December 31, 2025 and may only be terminated (i) for “cause,” (ii) upon the bankruptcy of our Manager, or (iii) upon a material breach of the management agreement by our Manager. “Cause” is defined in the management agreement to mean fraud or willful malfeasance, gross negligence, the commission of a felony or a material violation of applicable law, in each case that has or could reasonably be expected to have a material adverse effect on us. Following the initial term, the management agreement will automatically renew for an unlimited number of three-year terms unless we elect not to renew it by providing our Manager with 180 days’ prior notice.

Upon any termination or non-renewal of the management agreement by us or any termination of the management agreement by our Manager for our breach of the management agreement, our Manager will be entitled to receive its prorated management fee through the expiration or termination date and will be paid a termination fee equal to six times the annual management fee earned by our Manager during the 12-month period ended as of the last day of the quarter immediately preceding the termination date.

In addition, upon any termination or non-renewal of the management agreement, our Manager will continue to hold our Class B units. Upon termination or non-renewal of the management agreement, our Manager will cooperate with us and take all reasonable steps requested by us to assist our Board in making an orderly transition of the management function.

Management Fee, Class B Units and Expense Reimbursement

As compensation for its services under the management agreement, we pay our Manager a quarterly management fee at an annualized rate of 0.75%. The management fee is based on our NAV at the end of each fiscal quarter. During the year ended December 31, 2021, our Manager was paid $0.7 million in management fees. During the period beginning January 24, 2020 (formation) to December 31, 2020, our Manager did not receive any management fees.

As additional compensation for its services under the management agreement, we issued our Manager 100,000 Class B units, representing all of our issued and outstanding Class B units. The Class B units entitle our Manager to 5% of any gain recognized by or distributed to us or recognized by or distributed from our Operating Companies or any subsidiary. As a result, any time we recognize an operating gain (excluding depreciation) or receive a distribution, whether from continuing operations, net sale proceeds, refinancing transactions or otherwise, our Manager is entitled to receive 5% of the aggregate amount of such gain or distribution, regardless of whether the holders of our Class A units have received a return of their capital. The allocation and distribution rights that our Manager is entitled to with respect to its Class B units may not be amended, altered or repealed, and the number of authorized Class B Units may not be increased or decreased, without the consent of our Manager. During the year ended December 31, 2021, and for the period beginning January 24, 2020 (formation) to December 31, 2020, we did not make any Class B unit allocations or distributions to our Manager.

Pursuant to the management agreement, we reimburse our Manager and its affiliates, including our Sponsor, for actual fees and expenses incurred in connection with our public offerings, the Offer, Conversion and Merger, the selection, origination, acquisition and management of our investments, and for out-of-pocket expenses paid to third parties in connection with providing services to us. Expenses reimbursable are payable at the election of the recipient in cash, by issuance of our Class A units at the then-current NAV, or through some combination of the foregoing.

During the year ended December 31, 2021, and for the period beginning January 24, 2020 (formation) to December 31, 2020, our Manager and its affiliates, including our Sponsor, incurred $1.3 million and $0.3 million, respectively, for fees and expenses on our behalf.

Our Employee and Cost Sharing Agreement

Pursuant to our employee and cost sharing agreement, our Sponsor provides our Manager with access to portfolio management, asset valuation, risk management and asset management services, as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the management agreement, and our Sponsor or one or more of its affiliates is entitled to receive expense reimbursements and our Manager’s allocable share of employment costs incurred by the Sponsor.

During the year ended December 31, 2021, and for the period beginning January 24, 2020 (formation) to December 31, 2020, our Sponsor and its affiliates incurred $0.8 million and $0.1 million, respectively, for fees, expenses and employment costs on our behalf.

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Development Fees

Pursuant to the terms of development agreements that we enter into with affiliates of our Sponsor, such affiliates are entitled to receive (i) development fees on each project in an amount that is usual and customary for comparable services rendered to similar projects in the geographic market of the project, and (ii) reimbursements for their expenses, such as employee compensation and other overhead expenses incurred in connection with the project.

In connection with our acquisitions of 902-1020 First and 900 8th Avenue South, a development fee of 4.5% of total project costs will be charged throughout the course of each project (the “Development Fee”), of which one half was due at the close of each acquisition. The development company receiving the Development Fee is indirectly owned by our Chief Executive Officer and beneficially owned by certain immediate family members of our Chief Executive Officer. For additional details regarding our acquisition of 902-1020 First and 900 8th Avenue South see, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Our Investments—Investments in Multifamily and Mixed-Use Rental Properties.”

During the year ended December 31, 2021, affiliates of our Sponsor were paid $1.8 million for upfront development fees and we incurred $0.6 million for employee reimbursement expenditures relating to projects under development, of which $0.3 million was paid. During the period beginning January 24, 2020 (formation) to December 31, 2020, affiliates of our Sponsor were paid $2.2 million for upfront development fees and we incurred less than $0.1 million for employee reimbursement expenditures relating to projects under development, of which none was paid.

Review and Approval of Related Person Transactions

Our Board has adopted a written statement of policy for us regarding transactions with related persons. Our related person policy covers any “related person transaction” including, but not limited to, any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or series of similar transactions, arrangements or relationships that is reportable by us under Item 404(a) of Regulation S-K in which we, our Operating Companies or any subsidiary were or are to be a participant and the amount involved exceeds $120,000 and in which any “related person” (as defined in Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest. With certain limited exceptions, our related person policy requires that each related person transaction, and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by our conflicts committee or by a majority of the disinterested members of our Board.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the number and percentage of Class A units, Class B units and the Class M unit owned by

●	each of our directors;

●	each of our named executive officers

●	all of our directors and executive officers as a group;

●	and any person known to us to be the beneficial owner of more than 5% of our outstanding units.

As of December 8, 2022, there were 3,454,449 Class A units issued and outstanding, 100,000 Class B units issued and outstanding and one Class M unit issued and outstanding.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”) and includes securities that a person has the right to acquire within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities, and a person may be deemed a beneficial owner of securities as to which he has no economic interest. To our knowledge, except as otherwise set forth in the notes to the following table, each person named in the table has sole voting and investment power with respect to all of the interests shown as beneficially owned by such person. Unless otherwise specified, the address for each of the persons named below is c/o Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831.

	Class A units Beneficially Owned		Class B units Beneficially Owned		Class M units Beneficially Owned
Name of Beneficial Owner	Number	Percent	Number	Percent	Number	Percent
Directors and Officers
Brandon E. Lacoff (1) (2)	207	*	100,000	100%	1	100%
Martin Lacoff (3)	12	*	—	—%	—	—%
All directors and officers as a group	219	*	100,000	100%	1	100%

5% Unitholders
Empirical Financial Services, LLC. d.b.a. Empirical Wealth Management (4)	225,931	6.54%	—	—	—	—
Belpointe PREP Manager, LLC (2)	—	—%	100,000	100%	1	100%

*	Represents less than 1%
(1)	Belpointe, LLC, our Sponsor, owns 206 Class A units and Belpointe Capital Management, LLC (“BCM”), an affiliate of our Sponsor, owns one Class A unit. Brandon E. Lacoff, the manager of our Sponsor and BCM, may be deemed to share voting and dispositive power with respect to the Class A units held by our Sponsor and BCM.
(2)	Belpointe PREP Manager, LLC, our Manager, owns 100,000 Class B units and one Class M unit, and Brandon E. Lacoff, the manager of our Manager, may be deemed to share voting and dispositive power with respect to the Class B units and Class M unit held by our Manager.
(3)	M&C Partners III, owns 12 Class A units and Martin Lacoff and his spouse share voting and dispositive power with respect to the Class A Units.
(4)	Based on information contained in a Schedule 13G filed with the SEC by Empirical Financial Services, LLC. d.b.a. Empirical Wealth Management (“Empirical”) on February 14, 2022. According to the Schedule 13G, as of December 31, 2021, Empirical had sole power to vote or direct the vote of 217,722 of our Class A units beneficially owned and sole power to dispose of or direct the disposition of 225,931 of our Class A units beneficially owned. The address of Empirical’s principal business office is 1420 5th Avenue, Suite 3150, Seattle, Washington 98101. The Schedule 13G provides information only as of December 31, 2021 and, consequently, the beneficial ownership of Empirical may have changed between December 31, 2021 and December 8, 2022.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of our Class A units to file initial reports of ownership and reports of changes in ownership with the SEC and furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on our review of the copies of such reports furnished to us or written representations from such persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, with respect to the year ended December 31, 2021, such persons complied with all such filing requirements.

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UNITHOLDER PROPOSALS

If you wish to submit a proposal to be included in our proxy materials for our 2023 Annual Meeting of Unitholders (“2023 Annual Meeting”), you must comply with the relevant rules of the U.S. Securities and Exchange Commission (the “SEC”) and must deliver timely notice of the proposal in accordance with the requirement set forth in our Amended and Restated Limited Liability Company Operating Agreement (our “Operating Agreement”) to the Company’s Secretary at Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831. To be timely, a unitholder wishing to nominate a candidate for election to our board of directors or make a proposal of other business appropriate for unitholder consideration at our 2023 Annual Meeting, is required to give written notice not less than 90 days nor more than 120 days prior to the anniversary of the date of the 2022 Annual Meeting. If the meeting date for the 2023 Annual Meeting is scheduled to be on a day more than 30 days before or after the anniversary date of the 2022 Annual Meeting, unitholders must deliver notice not later than the close of business on the 10th day following the date on which we publicly disclose the date of the 2023 Annual Meeting.

A nomination or proposal that does not supply adequate information about the nominee or proposal and the uniholder making the nomination or proposal in accordance with the applicable requirements of the relevant rules of the SEC and provisions of our Operating Agreement, will be disregarded.

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OTHER BUSINESS

The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have authority to vote all proxies in accordance with their discretion.

By Order of the Board of Directors

/s/ Brandon E. Lacoff
Brandon E. Lacoff Chairman of the Board and Chief Executive Officer

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.investors.belpointeoz.com) and click on “SEC Filings. Copies of our Annual Report on Form 10-K for the year ended December 31, 2021, including financial statements and schedules thereto, filed with the SEC, are also available without charge to unitholders upon written request addressed to our Investor Relations Department by mail at Belpointe PREP, LLC, 255 Glenville Road, Greenwich, Connecticut 06831, or via email at IR@belpointeoz.com.

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BelpointeOZ

255 Glenville Road, Greenwich, Connecticut 06831

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

	VOTE ONLINE Go to: **http://onlineproxyvote.com/OZ/.** • Cast your vote online • **Have your Notice of Internet Availability of Proxy Materials ready** • Follow the simple instructions to record your vote
	VOTE BY TELEPHONE Call: **(469) 633-0101 ext. 121** • Use any touch-tone telephone • **Have your Notice of Internet Availability of Proxy Materials ready** • Record your vote with our transfer agent.
	ELECTRONIC DELIVERY OF PROXY MATERIALS To receive proxy materials by mail or email contact our transfer agent: • By telephone: at (469) 633-0101 • By email: at proxyvote@stctransfer.com with "Belpointe PREP Proxy Materials Order" in the subject line and in the body of the email message, include your full name, address, and request.
	Due to health concerns stemming from COVID-19, and to support the health and well-being of our unitholders, we ask that unitholders who plan to attend the annual meeting in person please contact our Investor Relations Department at 1-833-828-2721 or via email at IR@belpointeoz.com

Belpointe PREP, LLC

Annual Meeting of Unitholders

For unitholders of record as of December 8, 2022

TIME: Friday, February 3, 2023 3:00 PM, Eastern Time
PLACE: Annual Meeting to be held at the Hyatt Regency Greenwich, 1800 East Putnam Avenue, Old Greenwich, Connecticut.

The undersigned hereby appoints Brandon E. Lacoff and Martin Lacoff (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the units of Belpointe PREP, LLC which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE UNITS REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, UNITS WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your units unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Belpointe PREP, LLC

Annual Meeting of Unitholders

Please make your marks like this: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR PROPOSALS NO. 1 AND NO. 2

Proposal No. 1

Election of Two Class I Directors:

	FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
1A Timothy Oberweger	☐	☐	☐	**FOR**
1B Shawn Orser	☐	☐	☐	**FOR**

Proposal No. 2

Ratification of Auditors

	FOR	AGAINST	ABSTAIN	BOARD OF DIRECTORS RECOMMENDS
Ratification of the appointment of Citrin Cooperman & Company, LLP, as our independent registered public accounting firm for the fiscal year ended December 31, 2022	☐	☐	☐	**FOR**

If any other matters properly come before the 2022 Annual Meeting of Unitholders or any adjournments or postponements thereof, the persons named as proxies will vote upon those matters according to their judgment. The Board of Directors of Belpointe PREP, LLC is not aware of any other business to be presented to a vote of the unitholders at the 2022 Annual Meeting of Unitholders.

Authorized signatures must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority.

Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

____

Signature (and Title if applicable)